EXHIBIT 99.1
                                                                    ------------





                                                       January 21, 2004


                            NORTHERN STATES FINANCIAL
                              2003 EARNINGS DECLINE

                 YEAR-END RECORDS FOR ASSETS, LOANS AND DEPOSITS

         WAUKEGAN, IL, January 21, 2004 - Northern States Financial Corporation (NASDAQ: NSFC), holding company for the Bank of Waukegan, today reported earnings for 2003 of $5,770,000, or $1.34 diluted earnings per share, compared with $7,511,000, or $1.71 diluted earnings per share last year, a decrease of
23.2 percent.

         Year-end records were set at December 31, 2003 for assets, loans and deposits levels. Assets totaled $689.9 million at December 31, 2003 increasing $54.2 million, or 8.5% from the previous year-end. Loans and leases increased $6.1 million and deposits increased $55.2 million compared to last year-end.

         Non-accrual loans and leases totaled $18.2 million at December 31, 2003, unfavorably impacting earnings. Non-accrual lease pools totaling $11.3 million, placed on non-accrual status at June 30, 2002, would have earned $1.1 million in 2003 if they had been performing as agreed. These lease pools had been purchased in late 2000 and 2001 and are secured by equipment and carry surety bonds that were designed to insure performance. The Company is in the process of seeking to collect on these leases from the sureties through litigation that has contributed to increased legal fees that were $723,000 greater in 2003 than in 2002. Based on developments to date, the Company continues to believe that the litigation will be completed successfully in 2004, releasing assets that will earn interest income.

         Total dividends for 2003 were $1.08 per share, as compared to $1.06 per share the previous year, a 1.9 percent increase. This increase marks the TWENTY-FIRST consecutive year of increases in dividends paid to stockholders and represents a dividend yield of approximately 3.8 percent.

         On January 5, 2004, Northern States Financial Corporation completed its acquisition of Round Lake Bankcorp, Inc. based in Round Lake, Illinois through a $19.8 million cash transaction. The acquisition is expected to be accretive to future earnings of the Company. First State Bank of Round Lake, the wholly owned subsidiary of Round Lake Bankcorp, Inc., with two branches in Lake County, Illinois, will operate as a separate banking subsidiary of Northern States Financial Corporation for a period of time. As of December 31, 2003, First State Bank of Round Lake had $108 million in assets and puts the combined assets of Northern States at over $750 million while expanding Northern States' combined deposits to be the eighth largest in the county. It is contemplated that the First State Bank of Round Lake will be merged into Northern State's subsidiary, Bank of Waukegan, at some point in the future.

         The provision for loan and lease losses was $630,000 during 2003 compared to $300,000 during 2002. Net charged-off loans and leases totaled $345,000 in 2003. Northern States Financial Corporation's nonperforming loans and leases, which includes loans and leases on non-accrual status and those past due 90 days and more that are still accruing, totaled $19.7 million at December 31, 2003, increasing from $14.1 million at December 31, 2002. The non-accrual lease pools account for over 57 percent of the Company's nonperforming loans and leases. Based on its analysis of the allowance for loan and lease losses, which includes a review of collateral values, management believes that the allowance at December 31, 2003 of $4.0 million is adequate to cover probable incurred losses in the portfolio.

                                                              NSFC Press Release
                                                                January 21, 2004




         The Company showed an increase to noninterest income during 2003 of $269,000, or 7.1 percent. Noninterest income rose in 2003 due to increased service charges on deposits from overdraft fees and from increases to trust and mortgage banking revenues.

         Noninterest expenses also increased during 2003 by $1.1 million, or 10 percent. Legal expenses, primarily to resolve the lease-pools dispute, account for the majority of the increase in noninterest expense. Total noninterest expenses excluding legal expenses increased 3.6 percent from 2002, primarily due to increased expenses related to other real estate owned. Northern States' efficiency ratio, non-interest expense divided by the sum of net interest income and non-interest income, was 56.4 percent for 2003 as compared with 48.9 percent for 2002. A lower ratio is more favorable.

         Fourth quarter earnings were $1,526,000, or $.35 per share (diluted), compared with $1,732,000, or $.40 per share (diluted) for the fourth quarter of 2002, a decrease of 11.9 percent.

         Net interest income increased $237,000 during the fourth quarter of 2003 as rates paid on time deposits declined as compared to the same quarter last year. The provision for loan and lease losses increased $125,000 from the same quarter last year due to the increases in nonperforming loans and leases. Noninterest income declined $23,000 during the fourth quarter of 2003 due to decreased mortgage banking activity caused by higher home mortgage interest rates. Noninterest expense increased $328,000 due to increased legal expenses and other real estate owned expenses.

         Northern States Financial Corporation is the holding company for the Bank of Waukegan and First State Bank of Round Lake, full-service commercial banks. The Bank of Waukegan was founded in 1962 and has six branches in Lake County, Illinois. First State Bank of Round Lake was founded in 1949 and has two branches in the county. The institutions serve the populations of northeastern Illinois and southeastern Wisconsin.

                                                              NSFC Press Release
                                                                January 21, 2004




                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)

       YEAR ENDED
       DECEMBER 31,                    2003         2002
---------------------------           -------      -------
Net Income.................           $5,770       $7,511
Basic Earnings Per Share...           $ 1.34       $ 1.71
Diluted Earnings Per Share.           $ 1.34       $ 1.71
Return on Average Assets...              .91%        1.26%
Return on Average Equity...             7.55%        9.78%
Efficiency Ratio...........            56.39%       48.92%
Yield on Interest Earning
   Assets..................             4.45%        5.46%
Yield on Interest Bearing
   Liabilities.............             1.86%        2.57%
Net Interest Margin........             2.59%        2.89%


       QUARTER ENDED
       DECEMBER 31,                    2003         2002
---------------------------           -------      -------
Net Income.................            $1,526      $1,732
Basic Earnings Per Share...            $ 0.35      $  0.40
Diluted Earnings Per Share.            $ 0.35      $  0.40
Return on Average Assets...               .94%        1.09%
Return on Average Equity...              8.05%        9.09%
Efficiency Ratio...........             55.02%       51.07%
Yield on Interest Earning
   Assets..................              4.23%        4.85%
Yield on Interest Bearing
   Liabilities.............              1.56%        2.41%
Net Interest Margin........              2.67%        2.44%

                                                              NSFC Press Release
                                                                January 21, 2004




                      NORTHERN STATES FINANCIAL CORPORATION
                             KEY PERFORMANCE DATA
                         ($ 000'S EXCEPT PER SHARE DATA)

                                           DEC. 31,           DEC. 31,
                                             2003              2002
                                           --------          --------
Total Assets....................           $689,864          $635,676
Loans & Leases..................            358,226           352,124
Total Deposits..................            493,132           449,594
Total Stockholders' Equity......             75,573            76,592
Nonperforming Loans & Leases....             19,650            14,071
Nonperforming Loans & Leases to
   Loans & Leases...............               5.49%             4.00%




                      NORTHERN STATES FINANCIAL CORPORATION
                                DIVIDEND HISTORY

                          JUNE 1          DECEMBER 1          TOTAL
                          ------          ----------          -----
1999...........            $.35             $.40             $  .75
2000...........             .43              .47                .90
2001...........             .48              .52               1.00
2002...........             .53              .53               1.06
2003...........             .54              .54               1.08


FOR ADDITIONAL INFORMATION, CONTACT:
         Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238
Websites: www.bankofwaukegan.com
          www.nsfc.net

                                                              NSFC Press Release
                                                                January 21, 2004




                      NORTHERN STATES FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               2003            2002
                                                               ----            ----
                                                             (IN THOUSANDS OF DOLLARS)
                                                                     (UNAUDITED)
ASSETS:
Cash and due from banks...............................        $ 18,403        $ 16,475
Interest bearing deposits in financial institutions--
  maturities less than 90 days  ......................             181             163
Federal funds sold....................................          20,000          20,940
                                                              --------        --------
   Total cash and cash equivalents....................          38,584          37,578
Securities available for sale.........................         280,445         236,898
Loans and Leases......................................         358,226         352,124
Less:  Allowance for loan and lease losses............          (3,983)         (3,698)
                                                              --------        --------
   Loans and Leases, net..............................         354,243         348,426
Federal Home Loan Bank stock..........................           1,871           1,734
Office buildings and equipment, net...................           5,370           5,478
Other real estate owned...............................           3,766           2,022
Accrued interest receivable...........................           3,429           2,951
Other assets..........................................           2,156             589
                                                              --------        --------
   Total assets.......................................        $689,864        $635,676
                                                              ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities
Deposits
   Demand -- noninterest bearing.......................       $ 52,398         $47,658
   NOW accounts.......................................          49,445          48,101
   Money market accounts..............................          59,683          48,751
   Savings............................................          52,503          48,014
   Time, $100,000 and over............................         170,948         158,345
   Time, under $100,000...............................         108,155          98,725
                                                              --------        --------
      Total deposits..................................         493,132         449,594
Securities sold under repurchase agreements and other
   short-term borrowings..............................         109,867          97,181
Federal Home Loan Bank advances.......................           6,500           6,500
Advances from borrowers for taxes and insurance.......             535             466
Accrued interest payable and other liabilities........           4,257           5,343
                                                              --------        --------
   Total liabilities..................................         614,291         559,084

STOCKHOLDERS' EQUITY:
Common stock..........................................           1,789           1,789
Additional paid-in capital............................          11,584          11,584
Retained earnings.....................................          67,077          65,957
Accumulated other comprehensive income (loss), net....            (489)          1,365
Treasury stock, at cost...............................          (4,388)         (4,103)
                                                              --------        --------
   Total stockholders' equity.........................          75,573          76,592
                                                              --------        --------
   Total liabilities and stockholders' equity.........        $689,864        $635,676
                                                              ========        ========


                                                              NSFC Press Release
                                                                January 21, 2004




                      NORTHERN STATES FINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                                 TWELVE MONTHS ENDED             THREE MONTHS ENDED
                                              -------------------------       -------------------------
                                              DECEMBER 31, DECEMBER 31,       DECEMBER 31, DECEMBER 31,
                                              -------------------------       -------------------------
                                                  2003           2002             2003            2002
                                                  ----           ----             ----            ----
                                                   (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                                                                     (UNAUDITED)
INTEREST INCOME:
Loans (including fee income)                    $19,925         $21,918          $4,749         $5,480
Securities Taxable                                6,693           8,288           1,724          1,689
Exempt from federal income tax                      301             422              61             90
Federal funds sold and other                         88             306              36             80
                                                -------         -------          ------         ------
   Total interest income                         27,007          30,934           6,570          7,339
                                                -------         -------          ------         ------

INTEREST EXPENSE:
Time deposits                                     6,161           7,674           1,364          2,026
Other deposits                                    1,303           1,944             283            432
Other borrowings                                  1,939           2,407             388            583
                                                -------         -------          ------         ------
   Total interest expense                         9,403          12,025           2,035          3,041
                                                -------         -------          ------         ------
Net interest income                              17,604          18,909           4,535          4,298
Provision for loan losses                           630             300             200             75
                                                -------         -------          ------         ------
Net interest income after provision for
   loan losses                                   16,974          18,609           4,335          4,223
                                                -------         -------          ------         ------

NONINTEREST INCOME:
Service fees on deposits                          2,202           2,074             552            542
Trust income                                        701             674             171            170
Mortgage banking income                             374             348              87            148
Other operating income                              773             685             195            168
                                                -------         -------          ------         ------
   Total noninterest income                       4,050           3,781           1,005          1,028
                                                -------         -------          ------         ------

NONINTEREST EXPENSE:
Salaries and employee benefits                    6,644           6,563           1,570          1,575
Occupancy and equipment, net                      1,416           1,333             353            328
Data processing                                     643             539             170            110
Legal                                             1,128             405             260            122
Other operating expenses                          2,379           2,260             695            585
                                                -------         -------          ------         ------
Total noninterest expense                        12,210          11,100           3,048          2,720
                                                -------         -------          ------         ------
Income before income taxes                        8,814          11,290           2,292          2,531
Provision for income taxes                        3,044           3,779             766            799
                                                -------         -------          ------         ------
Net income                                      $ 5,770         $ 7,511          $1,526         $1,732
                                                =======         =======          ======         ======

Basic earnings per share                        $  1.34         $  1.71          $ 0.35         $ 0.40

Diluted earnings per share                      $  1.34         $  1.71          $ 0.35         $ 0.40


                                                              NSFC Press Release
                                                                January 21, 2004




FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, difficulties in integrating the acquired operations, changes from estimated purchase accounting adjustments, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unexpected delays, increased legal expenses, or other unanticipated developments in the pending litigation related to the non-accrual lease-pools, unanticipated changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.